U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRIO MERGER CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4867100
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Third Avenue, 37th Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-172836 and 333-175040
(If applicable)

 Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock of Trio Merger Corp. (the “Company”). The description of the common stock contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2011, as amended from time to time (File No. 333-172836) and in the final prospectus filed with the SEC on June 22, 2011 (“Final Prospectus”), to which this Form 8-A relates are incorporated herein by reference. Any form of prospectus supplement to the Final Prospectus that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Index to Exhibits.

*3.1	Certificate of Incorporation
*3.2	Amended and Restated Certificate of Incorporation
*3.3	Bylaws
*4.2	Specimen Common Stock Certificate

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on March 14, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRIO MERGER CORP.

Date: March 23, 2012	By: /s/ Eric S. Rosenfeld Eric S. Rosenfeld Chief Executive Officer